SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 4, 2004

(Date of Earliest Event Reported)

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7685	95-1492269
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Grove Boulevard

Pasadena, California 91103

(Address of Principal Executive Offices) (Zip Code)

(626) 304-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

In the course of Avery Dennison Corporation’s (the “Company”) internal examination of matters pertinent to the European Commission’s (EC) investigation of anticompetitive activities affecting the European paper and forest products sector, the Company discovered instances of improper conduct by certain employees in its European operations. This conduct violated the Company’s policies and in some cases constituted an infringement of EC competition law. As a result, the Company expects that the EC will fine the Company when its investigation is completed. The EC has wide discretion in fixing the amount of a fine, up to a maximum fine of 10 percent of a company’s annual revenue. Because the Company is unable to estimate either the timing or the amount or range of any fine, the Company has made no provision for a fine in its financial statements. However, the Company believes that the fine could well be material in amount. There can be no assurance that additional adverse consequences to the Company will not result from the conduct discovered by the Company or other matters under EC or other laws. The Company is cooperating with authorities, continuing its internal examination, and taking remedial actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: November 4, 2004	By:	/s/ Daniel R. O’Bryant
	Name:	Daniel R. O’Bryant
	Title:	Chief Financial Officer and Senior Vice President, Finance